Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

Destination Maternity Corporation:

We consent to the use of our reports with respect to the consolidated financial statements, and the related financial statement schedule, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 22, 2010